EXHIBIT 10.9

                              STANDSTILL AGREEMENT

                  STANDSTILL AGREEMENT dated as of April __, 1998 among Neff Corp., a Delaware corporation (the "Company"), Santos Capital Advisors, Inc., a Florida corporation ("Santos"), General Electric Capital Corporation, a New York corporation ("GECC") and GECFS, Inc., a Nevada corporation ("GECFS," and together with GECC, "GE Capital").

                  WHEREAS, the parties hereto desire to enter into this Standstill Agreement (the "Agreement");

                  NOW, THEREFORE, for due and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means with respect to any Person, each Person that directly or indirectly controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Beneficial Ownership" shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules issued thereunder.

                  "Equity Interest" shall mean the greater of the percentage of the interest in the voting power in the election of directors of the Company or the percentage of the earnings of the Company represented by any securities issued by the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any succeeding law.

                  "Initial Public Offering" means the first underwritten public offering of Class A Common Stock, par value $.01 per share, of the Company, that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  "John Deere" shall mean John Deere Construction Equipment Company.

                  "John Deere Competitor" shall mean any Person who, directly or through an Affiliate, manufacturers, sells or distributes forestry, industrial, construction or utility equipment, generally comparable to one or more models of equipment manufactured or sold, or proposed to

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be manufactured or sold, now or in the future, by John Deere, either as whole goods or parts thereof, including any dealer or distributor of such equipment or parts at any level of distribution.

                  "Liquidation Value" of any share of Series A Preferred Stock as of any particular date will be equal to $40.00.

                  "Mortgaged Properties" shall mean the six parcels of real estate purchased by Neff Machinery, Inc., a Florida Corporation ("Neff Machinery"), from Atlantic Real Estate Holding Corporation and physically located at the following street addresses: (i) 4343 N.W. 76 Avenue, Miami, FL,
(ii) 3933 Martin Luther King Blvd., West Palm Beach, FL, (iii) 4333 John Young Parkway, Orlando, FL, (iv) 2995 Hanson Street, Ft. Myers, FL, (v) 2611 Hammonville Road, Pompano Beach, FL and (vi) 5102 North 56 Street, Tampa, FL.

                  "Person" means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

                  "Private Bond Offering" means the private placement by the Company of subordinated notes in the principal amount of approximately $100 million or more, which the Company expects to close simultaneously with the Initial Public Offering and in any event no later than June 30, 1998.

                  "Sale Transaction" shall mean a transaction pursuant to which GE Capital decreases its Beneficial Ownership of Equity Interests to less than 20% of Equity Interests either by (i) selling Common Stock to Santos pursuant to the Stock Option Agreement by and between GECFS and Santos, dated March 26, 1998 or (ii) selling Common Stock to a Person other than Santos; PROVIDED, HOWEVER, that such Person shall not be an Affiliate of GE Capital, a John Deere Competitor or an Affiliate of a John Deere Competitor.

                  "Series A Preferred Stock" shall mean the Series A Cumulative Preferred Stock, par value $0.01 per share, of the Company.

                                   ARTICLE II
                              STANDSTILL PROVISIONS

                  2.1. GE Capital will not, and will cause its Affiliates not to, directly or indirectly:

                             (a) until the consummation of the Initial Public
Offering, increase their Beneficial Ownership of Equity Interests, through the acquisition, by purchase or otherwise, of Equity Interests;

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                             (b) following the consummation of the Initial
Public Offering, increase their combined Beneficial Ownership of Equity Interests above 25% of Equity Interests, through the acquisition, by purchase or otherwise, of Equity Interests;

                             (c) following a Sale Transaction, as long as Neff
Machinery or any of their Affiliates is a dealer of equipment manufactured by John Deere, increase their combined Beneficial Ownership of Equity Interests above 20% of Equity Interests, by purchase or otherwise, of Equity Interests;

                             (d) following the consummation of the Initial
Public Offering, appoint any director to the Company's board of directors; PROVIDED, HOWEVER, that if GE and its Affiliates sell 15% or more of the Common Stock of the Company to a Person who is neither a GE Capital Affiliate or a Deere Competitor, Neff may provide that such Person shall have the right to appoint a director to the Company's board of directors;

                             (e) following the consummation of the Initial
Public Offering and payment of existing indebtedness to GE Capital under (i) the Credit Agreement, dated December 31, 1997, by and among the Company, Neff Machinery, Neff Rental, Inc., GECC as Agent, and the lenders party thereto; (ii) the Amended Credit Agreement, dated December 31, 1997, by and among the Company, Neff Machinery, Neff Rental, Inc., GECC as Agent, and the lenders party thereto;
(iii) the Mortgage Loan Note for the Mortgaged Properties, dated May 28, 1997, issued by GECC to Neff Machinery and (iv) the Series A Preferred Stock, provide new financing to the Company (except in connection with trade accounts payable arising in the ordinary course of business upon the sale of goods or services to the Company);

                             (f) following the consummation of the Initial
Public Offering and the redemption of the Series A Preferred Stock, retain rights, vested or contingent, to exercise any control over the Company;

                             (g) following the consummation of the Initial
Public Offering and the redemption of the Series A Preferred Stock, make any attempt to exercise control over the Company, directly or indirectly, either alone or in conjunction with other shareholders of the Company;

                             (h) make, or in any way participate, in any
"solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any voting securities of the Company (including any actions by written consent);

                             (i) initiate, propose or otherwise solicit, or
participate in the solicitation of, stockholders of the Company for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act or induce any other individual or entity to initiate any stockholder proposals relating to the Company; or

                             (j) enter into any contract with any third party
with respect to any of the foregoing.

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                  2.2. So long as the investment in the Company by a pension plan or other employee benefit plan of GE Capital and/or Affiliates that GE Capital controls remains solely passive for the duration of such investment, the restrictions contained in Section 2.1(a), (b) and (c) shall not apply to the acquisition of Equity Interests by such a pension plan or other employee benefit plan provided (i) such plan is administered by trustees who are independent of GE Capital and its Affiliates or by trustees who, due to fiduciary obligations applicable to them in their capacity as plan trustees, are not subject to the control or influence of GE Capital or its Affiliates with respect to the administration of the plan and investment decisions and (ii) such trustees do not acquire shares of the Company or exercise voting rights of such shares in coordination or agreement with GE Capital or its Affiliates.

                  2.3 The restrictions contained in Section 2.1(a), (b) and (c) shall not apply to:

                           (i) the acquisition of Equity Interests by GE Capital and/or Affiliates that it controls in transactions involving investments, either as principal or as agent on behalf of third parties, in the ordinary course of business, including without limitation, transactions in which such entities are acting as an investment banking organization providing advisory services, an investment advisor, an investment company, or a broker or dealer in securities;

                           (ii) the acquisition of Equity Interests by GE Capital and/or Affiliates that it controls in the ordinary course of their insurance business;

                           (iii) the acquisition of Equity Interests by the
                                 General Electric Company and/or any of its Affiliates except GE Capital and Affiliates that GE Capital controls; and

                           (iv) other acquisitions not intended to result in the exercise of control over the Company that inadvertently cause the combined Beneficial Ownership of Equity Interests of GE Capital and its Affiliates to exceed 25% (after the consummation of the Initial Public Offering and before October 29, 1999) or 20% (on or after October 29, 1999) of Equity Interests. PROVIDED, HOWEVER, that such investments must remain solely passive for the duration of such investment, and (A) after the consummation of the Initial Public Offering and before October 29, 1999, if GE Capital learns that the combined Beneficial Ownership of Equity Interests of GE Capital and its Affiliates (other than investments permitted by Section 2.2) exceeds 25% of Equity Interests, then during the period beginning no later than the fifth business day and ending no later than the fifteenth business day thereafter, GE Capital will effect the orderly divestment of a sufficient number of shares so that the combined Beneficial Ownership of Equity Interests is equal to or less than 25% of Equity Interests; and (B) on or after October 29, 1999, if GE Capital learns that the Combined Beneficial Ownership of Equity Interests of GE Capital and its Affiliates exceeds 20% of Equity Interests, then during the period beginning no later than the fifth business day and


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ending no later than the fifteenth business day thereafter, GE Capital will effect the divestment of a sufficient number of shares so that the combined Beneficial Ownership of Equity Interests is equal to or less than 20% of Equity Interests.

                  2.4. It is the intention of GE Capital and the Company that GE Capital's Beneficial Ownership of Equity Interests be less than 20% of Equity Interests not later than October 29, 1999. If GE Capital has not consummated a Sale Transaction by October 29, 1999, Santos shall, no later than October 29, 1999, exercise the option to purchase Common Stock granted to it by GECFS pursuant to the Stock Option Agreement by and between GECFS and Santos, dated March 26, 1998.

                                   ARTICLE III
                     REDEMPTION OF SERIES A PREFERRED STOCK

                  The Company hereby covenants that on the day of the consummation of the Private Bond Offering the Company will redeem in cash all of the issued and outstanding shares of the Series A Preferred Stock, at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

                                   ARTICLE IV
                              MORTGAGED PROPERTIES

                  The Company hereby covenants that on the day of the consummation of the Private Bond Offering the Company will repay all of the outstanding principal amount of indebtedness, together with any accrued interest, secured by liens on the Mortgaged Properties.

                                    ARTICLE V
                                   TERMINATION

                  This Agreement shall terminate on the earlier of (i) the date Neff Machinery is no longer a dealer of equipment manufactured by John Deere;
(ii) 4 years after the date GE Capital and its Affiliates no longer have more than 5% of the Equity Interests in the Company or (iii) the sale by the Company of its entire ownership interest in Neff Machinery as long as (a) John Deere is provided, in advance of the sale, complete access to the full details of the proposed sale and gave its written approval of the sale and (b) upon consummation of the sale, no interdependence remains between Neff Machinery, on the one hand, and the Company, Neff Rental, Inc., GE Capital or any GE Capital Affiliates, on the other.

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                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

                  6.2. SPECIFIC ENFORCEMENT. GE Capital hereby acknowledges and agrees that, if a court determines, after a hearing, that irreparable damage would occur to the Company in the event that any provision of Article II of this Agreement was not performed by GE Capital in accordance with its specific terms or was otherwise breached by GE Capital, the Company shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which the Company may be entitled by law or equity.

                  6.3. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the Borough of Manhattan, in the City of New York, for any action or proceeding commenced by another party hereto in any court ("Litigation") arising out of or relating to this Agreement, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the Borough of Manhattan, in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement.

                  6.4. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

                  6.5. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the recipient party at the address set forth below or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, four business days after deposit in the U.S. mail and one


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business day after deposit with a reputable overnight courier service. The addresses for such communications shall be:

                  If to the Company:

                           Neff Corp.
                           3750 N.W. 87th Avenue
                           Miami, Florida 33178
                           Attn.:  Kevin P. Fitzgerald
                           Facsimile:  (305) 513-4255

                  with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           Suite 800
                           1001 Pennsylvania Avenue
                           Washington, DC 2004
                           Attn.:  Stephen I. Glover, Esq.
                           Facsimile:  (202) 639-7003

                  If to GE Capital:

                           General Electric Capital Corporation
                           777 Long Ridge Road
                           Building B First Floor
                           Stamford, Connecticut 06927
                           Attn.:  Risk Manager
                           Facsimile: (203) 316-7989

                  with a copy to:

                           General Electric Capital Corporation
                           777 Long Ridge Road
                           Building B First Floor
                           Stamford, Connecticut 06927
                           Attn.:  Counsel
                           Facsimile:  (203) 703-1777



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                  If to GECFS:

                           GECFS, Inc.
                           c/o General Electric Capital Corporation
                           777 Long Ridge Road, Building B
                           First Floor
                           Stamford, CT 06927
                           Attention: Risk Manager
                           Telecopy:  (203) 316-7989

                  With a copy to:

                           General Electric Capital Corporation
                           777 Long Ridge Road, Building B
                           First Floor
                           Stamford, CT 06927
                           Attention: Counsel
                           Telecopy:  (203) 703-1777

                  6.6. WAIVERS. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  6.7. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                  6.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and legal representatives. Neither the Company nor GE Capital or any of their respective affiliates shall assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto.

                  6.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement shall become effective when original counterparts of this Agreement shall have been duly executed and delivered by all parties hereto.

                                      * * *

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Standstill Agreement on the day and year first above written.

                          NEFF CORP.

                          By:/S/ KEVIN P. FITZGERALD
                             ------------------------------------------------
                                 Name:  Kevin P. Fitzgerald
                                 Title: President and Chief Executive Officer

                          GENERAL ELECTRIC CAPITAL  CORPORATION

                          By:/S/ KIM TANNER
                             ------------------------------------------------
                                 Name: Kim Tanner
                                 Title:

                          GECFS, INC.

                          By:/S/ KIM TANNER
                             ------------------------------------------------
                                 Name: Kim Tanner
                                 Title:

                          SANTOS CAPITAL ADVISORS, INC.

                          By:/S/ KEVIN FITZGERALD
                             ------------------------------------------------
                                 Name: Kevin Fitzgerald
                                 Title:

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